Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
China Marine Food Group Limited:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2010, relating to our audits of the consolidated financial statements of China Marine Food Group Limited and Subsidiaries as of and for the years ended December 31, 2009 and 2008, which included in the Annual Report on Form 10-K of China Marine Food Group Limited for the year ended December 31, 2009.

/s/ ZYCPA Company Limited
Certified Public Accountants

Hong Kong, China
December 14, 2010